Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•Registration Statement (Form S-3ASR No. 333-233068) of Piedmont Office Realty Trust, Inc.,
•Registration Statement (Form S-3D No. 333-166858) of Piedmont Office Realty Trust Inc., and
•Registration Statement (Form S-8 Nos. 333-218087, 333-142448, 333-48422, and 333-81319) of Piedmont Office Realty Trust, Inc.;

of our report dated February 21, 2018, except for the reclassifications discussed in Note 2 under Reclassifications during the Year Ended December 31, 2018, specifically Revenue Recognition and Gain/(Loss) on Sale of Real Estate Assets during the Year Ended December 31, 2017, as to which the date is February 20, 2019, and for the reclassifications discussed in Note 2 under Reclassifications during the Year Ended December 31, 2019, specifically for the adoption of ASC 842, as to which the date is February 19, 2020, with respect to the consolidated financial statements of Piedmont Office Realty Trust, Inc. included in this Annual Report (Form 10-K) of Piedmont Office Realty Trust, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Atlanta, Georgia
February 19, 2020